                                        Registration Statement No.333-__________



                       SECURITY AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933



                              Digex, Incorporated
 ----------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            Delaware                                   59-3582217
  -------------------------------                -------------------
 (State or other jurisdiction of                  (I.R.S. Employer
  incorporation or organization)                 Identification No.)


                              Digex, Incorporated
                                One Digex Plaza
                          Beltsville, Maryland 20705
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         (Address, including zip code, of principal executive offices)


                 Digex, Incorporated Long-Term Incentive Plan
 ----------------------------------------------------------------------------
                           (Full title of the plan)

                                 Mark K. Shull
                     President and Chief Executive Officer
                              Digex, Incorporated
                                One Digex Plaza
                             Beltsville, MD 20705

                             ---------------------
                    (Name and address of agent for service)

                                 (301)847-5000
                      -----------------------------------
         (Telephone number, including area code, of agent for service)

                                  Copies to:
                           Ralph J. Sutcliffe, Esq.
                       Kronish Lieb Weiner & Hellman LLP
                          1114 Avenue of the Americas
                         New York, New York 10036-7798
                                (212) 479-6170


                        CALCULATION OF REGISTRATION FEE
================================================================================

Title of      Amount to      Proposed      Proposed          Amount of
securities    be             maximum       maximum           registration
to be         registered     offering      aggregate         fee
offered                      price per     offering
                             share(1)      price

--------------------------------------------------------------------------------

Class A       9,000,000      $16.00        $144,000,000      $40,032
Common        Shares
Stock, par
value $.01

================================================================================


(1) Estimated solely for the purpose of calculating the registration fee. Based on the estimated maximum initial offering price of the Common Stock to the public on August __, 1999 pursuant to the Company's registration statement No. 333-77105 on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act") in accordance with rule 457(h) under the Securities Act.
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                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

     The following documents filed by Digex, Incorporated. ("Digex") with the Securities and Exchange Commission (the "SEC") are incorporated by reference herein:

     (a) Amendment No. 4 to Digex's Registration Statement on Form S-1 (No. 333-77105) filed with the SEC on July 29, 1999.

     (b) The description of Digex's Common Stock which is contained in Digex's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act").

     All documents subsequently filed by Digex with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.   Interests of Named Experts and Counsel
          --------------------------------------

     Ralph J. Sutcliffe, a partner of Kronish Lieb Weiner & Hellman LLP and counsel to the registrant beneficially owns 11,490 shares of common stock, $.01 par value per share, of Intermedia Communications Inc. ("Intermedia") and a warrant to purchase 200,000 shares of Intermedia common stock, $.01 par value per share, at an exercise price equal to $20.75 per share. Intermedia, through its wholly owned subsidiary Business Internet, Inc. owns all of Digex's issued and outstanding shares of Class B common stock entitling Intermedia to control a majority of the voting power of Digex.


Item 5.   Indemnification of Directors and Officers
          -----------------------------------------

     Digex's Certificate of Incorporation provides that Digex shall, to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"), indemnify all persons whom it may indemnify pursuant thereto (i.e., directors and officers) and shall advance expenses incurred in defending any proceeding for which such right to indemnification is applicable, provided that, if the DGCL so requires, the indemnitee provides Digex with an

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undertaking to repay all amounts advanced if it is determined by a final judicial decision that such person is not entitled to indemnification pursuant to this provision. Digex's Certificate of Incorporation also contains a provision eliminating the personal liability of Digex's directors for monetary damages for breach of any fiduciary duty. By virtue of this provision, under the DGCL, a director of Digex will not be personally liable for monetary damages for breach of his fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to Digex or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) dividends or stock purchases or redemptions that are unlawful under the DGCL, and (iv) any transaction from which a director derives an improper personal benefit. However, this provision of Digex's Certificate of Incorporation pertains only to breaches of duty by directors as directors and not in any other corporate capacity such as officers, and limits liability only for breaches of fiduciary duties under the DGCL and not for violations of other laws, such as the federal securities laws.

     Our bylaws also provide that we must indemnify our directors, officers, employees and agents, and that we must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to certain very limited exceptions.

     We intend to enter into indemnification agreements with each of our directors and executive officers to give them additional contractual assurances regarding the scope of the indemnification described above and to provide additional procedural protections. Generally, pursuant to each indemnification agreement, Digex will indemnify a director or officer who is or was a party to any legal action by or against the indemnitee due to his or her position as a Digex director or officer, known as the "Indemnitee," against the expenses, judgments, fines and amounts paid in settlement that were actually and reasonably incurred by the Indemnitee in connection with such legal action, provided that such Indemnitee acted in good faith and in a manner not opposed to the best interests of Digex.

     We also intend to obtain directors' and officers' insurance providing indemnification for our directors, officers and certain employees for certain liabilities.

     As a result of the inclusion of such provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other

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equitable relief with respect to such actions. The inclusion of this provision in Digex's Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted Digex and its stockholders.

     There is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Digex pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


Item 6.   Exhibits
          --------

4.1  Certificate of Incorporation of Digex, filed as Exhibit 3.1 to
     Digex's registration statement on Form S-1 (No. 333-77105) filed with the SEC on April 27, 1999, and incorporated herein by reference.

4.2 Form of Certificate of Amendment to Certificate of Incorporation of Digex (to be effective upon consummation of the public offering), filed as
     Exhibit 3.3 to Amendment No. 4 to Digex's registration statement on Form S-1 (No. 333-77105) filed with the SEC on July 29, 1999, and incorporated herein by reference.

4.3 Bylaws of Digex, filed as Exhibit 3.2 to Digex's registration statement on Form S-1 (No. 333-7105) filed with the SEC on April 27, 1999, and incorporated herein by reference.

5.1  Opinion of Kronish Lieb Weiner & Hellman LLP.

23.1 Consent of Kronish Lieb Weiner & Hellman LLP, included in Exhibit 5.1.

23.2 Consent of Ernst & Young LLP.

24.2 Power of Attorney, included in signature page.


Item 7.   Undertakings
          ------------

     The undersigned registrant hereby undertakes:

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     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by Digex pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of Digex's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Digex pursuant to the foregoing provisions, or otherwise, Digex has been advised that in the

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opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Digex of expenses incurred or paid by a director, officer or controlling person of Digex in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Digex will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, Digex has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beltsville, State of Maryland, on this 29th day of July, 1999.

                         Digex, Incorporated


                                    /s/ Mark K. Shull
                         By:___________________________
                                    Mark K. Shull
                            President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes David C. Ruberg and Robert M. Manning, or either of them, as attorney-in-fact to sign and file in each capacity stated below, all amendments and post-effective amendments to this Registration Statement.

Principal Executive Officers:


        /s/  Mark K. Shull
--------------------------------------           President and Chief Executive    July 29, 1999
             Mark K. Shull                         Officer

Principal Financial and Accounting Officers:


         /s/  Bradley E. Sparks
--------------------------------------           Chief Financial Officer          July 29, 1999
           Bradley E. Sparks


         /s/  Jeanne Walters
--------------------------------------           Acting Controller                July 29, 1999
           Jeanne Walters


         /s/  David C. Ruberg
--------------------------------------           Chairman of the Board            July 29, 1999
           David C. Ruberg


         /s/  John C. Baker
--------------------------------------           Director                         July 29, 1999
           John C. Baker


      /s/  Philip A. Campbell
--------------------------------------           Director                         July 29, 1999
     Philip A. Campbell


     /s/  George F. Knapp
--------------------------------------           Director                         July 29, 1999
     George F. Knapp

     /s/  Pierce J. Roberts, Jr.
--------------------------------------           Director                         July 29, 1999
     Pierce J. Roberts, Jr.


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

        /s/  Jack E. Reich
--------------------------------------           Director                        July 29, 1999
     Jack E. Reich


       /s/  Richard A. Jalkut
--------------------------------------           Director                        July 29, 1999
     Richard A. Jalkut


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Item  8.  Exhibits
          --------

4.1 Certificate of Incorporation of Digex, filed as Exhibit 3.1 to Digex's registration statement on Form S-1 (No. 333-77105) filed with the SEC on April 27, 1999, and incorporated herein by reference.

4.2 Form of Certificate of Amendment to Certificate of Incorporation of Digex (to be effective upon consummation of the public offering), filed as
     Exhibit 3.3 to Amendment No. 4 to Digex's registration statement on Form S-1 (No. 333-77105) filed with the SEC on July 29, 1999, and incorporated herein by reference.

4.3 Bylaws of Digex, filed as Exhibit 3.2 to Digex's registration statement on Form S-1 (No. 333-7105) filed with the SEC on April 27, 1999, and incorporated herein by reference.

5.1  Opinion of Kronish Lieb Weiner & Hellman LLP.

23.1 Consent of Kronish Lieb Weiner & Hellman LLP, included in Exhibit 5.1.

23.2 Consent of Ernst & Young LLP.

24.2 Power of Attorney, included in signature page.

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